[CLARK CONSULTING]


CONTACT:      JIM RADOSEVICH
              VICE PRESIDENT, CORPORATE FINANCE & INVESTOR RELATIONS
              PHONE: 847-304-5800; EMAIL - JIM.RADOSEVICH@CLARKCONSULTING.COM

             CLARK CONSULTING ANNOUNCES CHANGE IN BOARD OF DIRECTORS


Barrington, IL, December 3, 2004 - Clark Consulting (NYSE: CLK) a national firm that provides integrated compensation, benefits and funding solutions, announced that Bill Archer has voluntarily resigned from the Company's Board of Directors effective immediately. Mr. Archer, who is a Senior Policy Advisor at PriceWaterhouseCoopers, LLP ("PwC"), has been requested by PwC management to no longer serve on the board of any public corporation. The PwC request is in response to the impact of the Sarbanes Oxley Act on the environment in which public accounting firms are required to operate.

Bill Archer has served the Company as a Director since February 2001. He served as Chairman of the Nominating and Corporate Governance Committee and was a member of the Board's Compensation Committee and the Audit Committee. In conjunction with Mr. Archer's resignation, the Board appointed Mr. L. William Seidman as new Chairman of the Nominating and Corporate Governance Committee. Mr. George D. Dalton will be replacing Mr. Seidman as Chairman of the Compensation Committee. The remaining board members are Mr. Tom Wamberg, Chairman of the Board; Mr. Randy Pohlman, Chairman of the Audit Committee and Lead Director; Mr. Steven F. Piaker and Mr. Robert E. Long, Jr.

Tom Wamberg, Chairman and CEO of Clark Consulting stated, "We are grateful for the service Mr. Archer has provided to our Company and shareholders. It has been an honor to work with such a distinguished individual. His guidance and friendship will certainly be missed."

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. The Company has over 70 offices in the U.S. and more than 3,950 corporate, banking and healthcare clients.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.clarkconsulting.com.

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